EXHIBIT 99.8

Disclaimer

This material has been prepared specifically for you by the Fixed Income Trading/Sales Department and is not the product of Fixed Income Research. We are not soliciting any action based upon this material. Opinions expressed are our present opinions only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors. We, or persons involved in the preparation or issuance of this material, may from time to time, have long or short positions in, and buy or sell, the securities, futures or options identical with or related to those mentioned herein. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Securities and Futures Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

FICO Score for STATED DOC only

                                        Pct.
                                         Of                                           Weighted
                                        Pool       Weighted    Weighted                 Avg.
              Number                     By          Avg.        Avg.       Avg.       Combo.     Pct.      Pct.
Credit          of      Principal     Principal     Gross      Current    Principal   Original    Full     Owner
Score         Loans      Balance       Balance      Coupon       FICO      Balance      LTV       Doc     Occupied
-----------   ------   ------------   ---------    --------    --------   ---------   --------    ----    --------
740 & Above      103    $18,571,971        5.08%       7.18%        763    $180,310      82.82%   0.00%      92.86%
720 - 739         76     11,344,772         3.1       7.199         728     149,273      85.52       0       94.88
700 - 719        120     20,230,465        5.54       7.271         708     168,587      83.09       0       96.29
680 - 699        182     27,112,420        7.42       7.291         689     148,969      84.05       0       96.66
660 - 679        330     54,218,461       14.83       7.324         669     164,298      83.43       0       98.57
640 - 659        366     64,006,073       17.51        7.37         649     174,880      82.39       0        96.3
620 - 639        344     64,748,528       17.72       7.475         629     188,222      82.27       0       97.58
600 - 619        170     35,209,172        9.63       7.459         610     207,113      80.98       0       95.62
580 - 599        133     25,760,911        7.05       7.679         589     193,691      80.78       0       98.41
560 - 579         69     15,589,706        4.27        7.64         570     225,938      76.72       0         100
540 - 559         77     16,474,148        4.51       7.696         550     213,950      74.72       0       97.34
520 - 539         43      8,391,965         2.3       8.429         530     195,162      69.31       0         100
500 - 519         20      3,829,285        1.05       8.536         508     191,464      71.78       0         100
-----------   ------   ------------   ---------    --------    --------   ---------   --------    ----    --------
Total:         2,033   $365,487,876      100.00%       7.45%        643    $179,778      81.56%   0.00%      97.08%